SQUIRE, SANDERS & DEMPSEY
                                     L.L.P.
                               Counsellors at Law
                             Two Renaissance Squire
                      40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004

Telephone (602) 528-4000
Telecopier (602) 253-8129



                               September 30, 1998



VIA EDGAR

U.S. Shares and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


     RE:  Wavetech International, Inc.


Dear Ladies and Gentlemen:

     This firm is counsel for Wavetech International, Inc., a Nevada corporation (the "Company"). As such, we are familiar with the Articles of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of an aggregate of 4,456,921 shares of the Company's $.001 par value Common Stock (collectively, the "Shares"), currently outstanding or issuable upon exercise of outstanding warrants and conversion of 600 shares of the Company's Series A Preferred Stock (such warrants and Preferred Stock referred to as the "Convertible Securities"), which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. We have acted as counsel for the Company with respect to certain matters in connection with the registration for resale of the Shares and in preparation of the required filings with the Securities and Exchange Commission. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions hereinafter set forth below:

     Based upon the foregoing, it is our opinion that the Shares, are, or will be upon issuance in accordance with the respective terms of the Convertible Securities, validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus , which is part of the Registration Statement, and we hereby consent to the use of our name in such Registration Statement. We further

U.S. Shares and Exchange Commission                           September 30, 1998
Page 2


consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and Sale in such states.


                                      Respectfully Submitted,

                                      /s/ Squire, Sanders & Dempsey L.L.P.

                                      SQUIRE, SANDERS & DEMPSEY L.L.P.


Copy: Gerald I. Quinn
      Lydia Montoya
      Christopher D. Johnson, Esq.